Exhibit 10.18

EXECUTION COPY

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”), effective as of November 13, 2007, is made by and between Nuveen Investments, Inc., a Delaware corporation (the “Company”), Madison Dearborn Partners V-B, L.P., a Delaware limited partnership (“MDP”), MLGPE U.S. Strategies LLC, a Delaware limited liability company (“Merrill”),  and the other parties appearing on the signature pages hereto (together with Merrill and MDP, the “Advisors”).

WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Company desires to obtain certain management and consulting services from the Advisors and the Advisors desire to perform such services for the Company.

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Appointment of Advisors.  The Company appoints the Advisors and the Advisors accept appointment, in each case severally and not jointly, on the terms and conditions provided in this Agreement as advisors to the Company, its direct and indirect subsidiaries and Windy City Investments, Inc. and Windy City Investments Holdings, LLC (collectively, the “Nuveen Group”), including any other corporations or other entities hereafter formed or acquired by any member of the Nuveen Group to engage in any business.  The parties expressly acknowledge that (i) MDP is an affiliate of Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership (“MDCP V-A”), Madison Dearborn Capital Partners V-C, L.P., a Delaware limited partnership (“MDCP V-C”), and Madison Dearborn Capital Partners V Executive-A, L.P., a Delaware limited partnership (“MDCP Executive” and, together with MDCP V-A and MDCP V-C, the “MDP Sponsors”), all of which are equityholders in the Company’s ultimate parent company, Windy City Investments Holdings, LLC, a Delaware limited liability company (“Holdings”) and (ii) the other Advisors are each affiliated with other equityholders of Holdings (such equityholders, together with the MDP Sponsors, are the “Sponsors”).  Additionally, the parties expressly acknowledge that principals of the Sponsors currently serve as members of the Board of Directors of the Company (the “Board”) and/or members of the board of directors (or board of managers, as applicable) of the other companies in the Nuveen Group.  It is understood that the Advisors’ rights and obligations hereunder shall be independent of the relationship between the Company and the Sponsors and the respective boards of directors (or managers, as applicable) of the Company and the other members of the Nuveen Group, and that, in performing its services hereunder, the Advisors are not acting in the capacity of equityholders of Holdings or any of its subsidiaries or members of the board of directors (or managers, as applicable) of the Company or any other member of the Nuveen Group.

2.             Board of Directors Supervision.  The activities of the Advisors to be performed under this Agreement shall be subject to the supervision of the Board and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time.  Notwithstanding the foregoing, the Advisors shall not have the authority to bind the Company or any other member of the Nuveen Group or any investor in the Company, and nothing contained herein shall be construed to create an agency relationship between the

Company or any other member of the Nuveen Group, or any investor in any of them, on the one hand, and the Advisors on the other hand.

3.             Services of the Advisors.  Subject to any limitations imposed by applicable law or regulation, the Advisors shall render or cause to be rendered management, consulting and financial services to the Company and the other members of the Nuveen Group as requested from time to time by the Board and agreed to by such Advisor(s), which services may include advice and assistance concerning any and all aspects of the operations, planning and financing of the Company and the other members of the Nuveen Group and conducting relations on behalf of the Company or the other members of the Nuveen Group with accountants, attorneys, financial advisors and other professionals.  The Advisors shall provide and devote to the performance of this Agreement such employees, affiliates and agents of the Advisors as the Advisors shall deem reasonably sufficient and appropriate to the furnishing of the services hereunder.  In addition, the Advisors shall, as requested by the Board and agreed to by such Advisor(s), render advice and expertise in connection with any acquisitions or dispositions undertaken by the Company or the other members of the Nuveen Group.  Notwithstanding anything in this Agreement to the contrary, the Advisors shall not be entitled to a management fee under this Agreement.

4.             Reimbursement of Expenses; Independent Contractor.  All obligations or expenses incurred by the Advisors in the performance of their duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Company, and all such expenses shall be promptly reimbursed by the Company.  The Advisors shall not be obligated to make any advance to or for the account of the Company or any other member of the Nuveen Group or to pay any sums, except out of funds held in accounts maintained by the Company or any other member of the Nuveen Group, nor shall the Advisors be obligated to incur any liability or obligation for the account of the Company or any other member of the Nuveen Group.  The Company shall reimburse the Advisors by wire transfer of immediately available funds for any amount paid by the Advisors pursuant to the foregoing, which shall be in addition to any other amount payable to the Advisors under this Agreement.  The Advisors shall be independent contractors, and nothing in this Agreement shall be deemed or construed to (i) create a partnership or joint venture between the Company or any other member of the Nuveen Group and the Advisors or among the Advisors, (ii) cause the Advisors to be responsible in any way for the debts, liabilities or obligations of the Company or any other party, or (iii) cause the Advisors or any of their employees, partners or members to be officers, employees or agents of the Company or any other member of the Nuveen Group.

5.             Other Activities of Advisors; Investment Opportunities.  The Company acknowledges and agrees that neither the Advisors nor any of the Advisors’ employees, officers, directors, affiliates or associates (collectively, the “Advisors Group”) shall be required to devote full time and business efforts to the duties of the Advisors specified in this Agreement, but instead shall devote only so much of such time and efforts as the Advisors reasonably deem necessary.  The Company further acknowledges and agrees that members of the Advisors Group are engaged in the business of investing in, acquiring and/or managing businesses for their own account, for the account of their affiliates and associates and for the account of other unaffiliated parties, and understands that the Advisors plan to continue to be engaged in such business (and other business or investment activities) during the term of this Agreement.  The Advisors make no representations or warranties, express or implied, in respect of the services to be provided by the Advisors Group.  Except as the Advisors may otherwise agree in writing after the date hereof: (a) each member of the Advisors Group shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly (i) engage in the same or similar business activities or lines of business as the members of the Nuveen Group or (ii) do business with any client or customer of the members of the Nuveen Group; (b) no member of the Advisors Group shall be liable to any member of the Nuveen Group for breach of any duty (contractual or otherwise) by reason of any of the activities described in (i) or (ii) or of such member’s participation therein; and (c) in the event that any member of the Advisors Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any member of the Nuveen Group, on the one hand, and such member of the Advisors Group, on the other hand, or any other person or entity, no member of the Advisors Group shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any other member of the Nuveen Group, and, notwithstanding any provision of this Agreement to the contrary, no member of the Advisors Group shall be liable to any member of the Nuveen Group for breach of any duty (contractual or otherwise) by reason of the fact that any member of the Advisors Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person or entity, or does not present such opportunity to any member of the Nuveen Group.  In no event will any member of the Advisors Group be liable to any member of the Nuveen Group for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than for claims relating to the services which may be provided by the Advisors hereunder (subject to Section 8 hereof).

6.             Financing Fees.

(a)           At the time of any equity or debt financing for Holdings, the Company or any of their respective subsidiaries that occurs after the date hereof and that is provided by either or both of the Sponsors or their respective affiliates, the Company shall pay to the Advisors, as well as to the other investors in Windy City Investments Holdings, LLC, that participate in such financing, in cash an aggregate placement fee equal to up to four percent (4%) of the gross amount of any equity financing provided by such investors or its affiliates and up to two and a half percent (2.5%) of the gross amount of any debt financing provided by the Sponsors or their respective affiliates, provided that, in each case, MDP and Merrill shall determine in their joint discretion how large a fee, if any, to which the Advisors shall be entitled, up to the foregoing caps.

(b)           Any payment pursuant to this Section 6 shall be made in cash by wire transfer(s) of immediately available funds to or among one or more accounts as designated from time to time by the Advisors to the Company in writing.

7.             Term.  This Agreement shall commence effective as of the date hereof and shall remain in effect until the date on which none of the Sponsors nor any of their respective affiliates hold directly or indirectly any equity securities of Holdings or its successors.  In addition, MDP may terminate this Agreement at any time upon written notice to the Company, such termination to be effective upon the Company’s receipt of such written notice.  No termination of this Agreement, whether pursuant to this Section 7 or otherwise, shall affect the Company’s obligations with respect to the fees, costs and expenses incurred by the Advisors in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.  In addition, the provisions of Sections 8, 9, 16, 17 and 20 shall survive the termination of this Agreement and remain binding and in effect.

8.             Liability.  No member of the Advisors Group (including any person or entity acting for or on behalf of the Advisors) shall be liable for any mistakes of fact, errors of judgment, or losses sustained by the Company or any other members of the Nuveen Group or for any acts or omissions of any kind (including acts or omissions of the Advisors), except to the extent caused by intentional misconduct of the applicable Advisors as finally determined by a court of competent jurisdiction.

9.             Indemnification of Advisors.  If and to the extent MDP, in its sole discretion, requests, the Company and the other members of the Nuveen Group hereby agree to jointly and severally indemnify and hold harmless the Advisors and their present and future officers, directors, affiliates, employees and agents (“Indemnified Parties”) from and against all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys’ fees) arising from their performance of services hereunder.  The Company and the other members of the Nuveen Group further agree to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys’ fees and expenses), subject to an undertaking from such Indemnified Party to repay the Company if such party is determined not to be entitled to such indemnity.

10.           Assignment.  Without the consent of the Advisors, the Company shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder.  The Advisors shall not assign, transfer or convey any of their rights, duties or interest under this Agreement, nor shall they delegate any of their obligations or duties required to be kept or performed under this Agreement, except that the Advisors may transfer their rights and delegate their obligations hereunder to (i) their respective affiliates or (ii) to each other.

11.           Notices.  All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) received via electronic mail by the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if received via electronic mail before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day after such receipt.  Such notices, demands, and other communications shall be sent to the address for such recipient indicated below:

If to the Company:	Nuveen Investments, Inc.
333 W. Wacker Drive
Chicago, IL 60606

Facsimile: (312) 917-7952
Attention: John L. MacCarthy, Esq

If to the Advisors:		Madison Dearborn Partners V-B, L.P.
Three First National Plaza
38th Floor
Chicago, Illinois 60602
Facsimile: (312) 895-1056
Telephone: (312) 895-1000
Electronic Mail: mtresnowski@MDCP.com
Attention: General Counsel

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Facsimile: (312) 861-2200
Telephone: (312) 861-2000
	Electronic Mail:	rporter@kirkland.com
rhayward@kirkland.com
	Attention:	Richard W. Porter, P.C.
Robert M. Hayward, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

12.           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

13.           No Waiver.  The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect.  All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

14.           Amendment.  The provisions of this Agreement may be amended or modified only with the prior written consent of the Company and MDP.  No other Advisor’s consent is required to amend or modify this Agreement, except that the consent of each Advisor is required to the extent that an amendment imposes any additional obligation or liability on the Advisor.

15.           Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in party, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

16.           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

17.           MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

18.           Successors.  This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

19.           Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

20.           Confidentiality.   The Company may not disclose the terms of this Agreement except as may be required by applicable law or the rules of any exchange on which the Company’s or its affiliates’ securities are traded.

*       *       *       *

IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be executed and delivered as of the date first above written.

MADISON DEARBORN PARTNERS V-B, L.P.

By:	Madison Dearborn Partners V-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Timothy M. Hurd
Name:	Timothy M. Hurd
Title:	Managing Director

Signature Page to Services Agreement

MLGPE U.S. STRATEGIES LLC

By:	/s/ Michael S. Rubinoff
Name:	Michael S. Rubinoff
Title:	Managing Director

Signature Page to Services Agreement

DLJ MERCHANT BANKING, INC.

By:	/s/ Kenneth Lohsen
Name:	Kenneth Lohsen
Title:	Vice President

Signature Page to Services Agreement

DB INVESTMENT PARTNERS, INC.

By:	/s/ Michael Thomas Iben
Name:	Michael Thomas Iben
Title:	Director

By:	/s/ Joseph J. Rice
Name:	Joseph J. Rice
Title:	Director

Signature Page to Services Agreement

NUVEEN INVESTMENTS, INC.

By:	/s/ Larry W. Martin
Name:	Larry W. Martin
Title:	Vice President And Assistant Secretary

Signature Page to Services Agreement

BAMCO, INC.

By:	/s/ Linda S. Martinson
Name:	Linda S. Martinson
Title:	President & COO

Signature Page to Services Agreement